UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

JE Cleantech Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Woodlands Sector 1, Singapore	738361
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value US$0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-263457

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, par value $0.001 per share (“Ordinary Shares”) of JE Cleantech Holdings Limited (the “Registrant”). The description of the Ordinary Shares set forth under the caption “Description of Share Capital” in the prospectus forming a part of the Registration Statement on Form F-1, as initially filed with the Securities and Exchange Commission on March 10, 2022 (Registration No. 333-263457), as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is hereby also incorporated by reference herein.

The Ordinary Shares to be registered hereby have been approved for listing on the Nasdaq Stock Market under the symbol “JCSE.”

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered hereby are being registered on an exchange on which no other securities of the Registrant are registered and the securities being registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JE CLEANTECH HOLDINGS LIMITED

By:	/s/ Hong Bee Yin
Name:	Hong Bee Yin
Title:	Chief Executive Officer

Date: March 28, 2022

[Signature Page to Form 8-A]